                           ACCENT COLOR SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT RE COMPUTATION OF LOSS PER COMMON SHARE

                                      For the three months ended       For the six months ended

                                    June 30, 1997    June 30, 1996   June 30, 1997   June 30, 1996
                                                      (Pro Forma)                     (Pro Forma)

Net loss .........................  $(4,529,991)    $(3,013,070)(1)  $(8,626,016)   $(4,977,000)(1)
Calculation of weighted average
common shares
  outstanding (2):
   Common Stock .................    10,139,775       2,808,144       10,139,775      2,808,144
   Cheap Stock(3)................           -         1,913,609             -         1,913,609
   Conversion of Series A
Preferred Stock ..................          -         1,362,309             -         1,362,309
   Conversion of Series III
Debentures, including accrued
interest (4)                                -           586,563              -          586,563

          Total ..................   10,139,775       6,670,625        10,139,775     6,670,625

Net loss per common share .......    $     (.45)      $    (.45)       $     (.85)     $   (.75)

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     (1)  Adjusted to give effect to the conversion of Series III Debentures at the beginning of the period, as if  the interest, amortization of the discount and amortization of other financing expenses were not incurred.
     (2)  Common share equivalents (stock options and warrants) are excluded from the computation as their effect is anti-dilutive, except that, pursuant to Securities and Exchange Commission Staff Accounting Bulletin
     No. 83, common stock options and warrants issued and common stock, convertible debt and convertible preferred stock sold in the twelve months preceding the initial filing date of the offering's registration statement have been included in the calculation as if outstanding for the period January 1, 1996 through June 30, 1996 using the treasury stock method and the initial public offering price of $8.00 per share.
     (3)  See attached calculation.
     (4)  Included as if the conversion of the Series III Debentures occurred at the beginning of the period, including shares issued for settlement of accrued interest.

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
                           ACCENT COLOR SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CALCULATION OF CHEAP STOCK



                                                      Shares          Price          Total
For the three months ended June 30, 1996
Common Stock purchased - private placement ......  1,911,696      $  4.00        $ 7,646,784
Options issued .....................                 605,250         3.67          2,219,250
Options issued .....................                 647,850         4.00          2,591,400
Warrants issued (net of exercised) .............     287,985         3.67          1,055,945
Warrants issued ...................                   45,000         8.00            360,000
Placement agent warrants issued .............        300,000         4.00          1,200,000

     Total ......................                  3,797,781                    $ 15,073,379

Initial public offering price ...............                                   $          8

Shares assumed repurchased ..............                                          1,887,172
Less: shares assumed issued ..............                                         3,797,781

Cheap stock ......................                                                 1,913,609

For the six months ended June 30, 1996
Common Stock purchased - private placement ......  1,911,696      $  4.00        $ 7,646,784
Options issued .....................                 605,250         3.67          2,219,250
Options issued .....................                 647,850         4.00          2,591,400
Warrants issued (net of exercised) .............     287,985         3.67          1,055,945
Warrants issued ...................                   45,000         8.00            360,000
Placement agent warrants issued .............        300,000         4.00          1,200,000

     Total ......................                  3,797,781                    $ 15,073,379

Initial public offering price ...............                                   $          8

Shares assumed repurchased ..............                                          1,887,172
Less: shares assumed issued ..............                                         3,797,781

Cheap stock ......................                                                 1,913,609

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